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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-26867, 33-31564, 33-32683, 33-60785, 333-05399)
of Lyondell Chemical Company (formerly Lyondell Petrochemical Company) and the Prospectuses constituting part of the Registration Statement on Form S-3 (No. 333-60429) of Lyondell Chemical Company and Lyondell Trust I of our report dated February 12, 1998 appearings on page 23 of ARCO Chemical Company's Annual Report on Form 10-K for the year ended December 31, 1997, which is incorporated by reference in the Current Report on Form 8-K of Lyondell Chemical Company dated July 23, 1998.



PRICEWATERHOUSECOOPERS LLP

Philadelphia, Pennsylvania
August 6, 1998

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